UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 8, 2015

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35619	45-0522567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 8, 2015, Stemline Therapeutics, Inc. (“Stemline” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the several underwriters named therein (the “Underwriters”).  Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, in a firm commitment underwritten public offering, 3,800,000 shares (the “Firm Shares”) of the Company’s common stock, $.0001 par value per share (“Common Stock”), at a price to the public of $15.75 per share, less underwriting discounts and commissions.  In addition, pursuant to the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 570,000 shares of Common Stock (the “Additional Shares,” together with the Firm Shares, the “Shares”). The transactions contemplated by the Underwriting Agreement are expected to close on January 13, 2015, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Jefferies LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering. Aegis Capital Corp. is acting as co-lead manager for the offering. Roth Capital Partners, LLC, Ladenburg Thalmann & Co. Inc. and H.C. Wainwright & Co., LLC are acting as co-managers for the offering.

The net proceeds to the Company are expected to be approximately $56 million, assuming no exercise of the option to purchase Additional Shares and after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The offering is being made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-1193726) (the “Registration Statement”) as supplemented by a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on January 7, 2015 and a final prospectus supplement to be filed with the SEC (the “Prospectus Supplements”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

This Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement and opinion by reference into such Registration Statement. The foregoing summary description of the offering and the documentation related thereto, including without limitation, the Underwriting Agreement, does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed as a part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 8, 2015, between Stemline Therapeutics, Inc. and Jefferies LLC, as representative of the several underwriters named therein.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stemline Therapeutics, Inc.
(Registrant)

Date: January 8, 2015

	By:	/s/ Kenneth Hoberman
Kenneth Hoberman
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of January 8, 2015, between Stemline Therapeutics, Inc. and Jefferies LLC, as representative of the several underwriters named therein.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1).